Exhibit 32.1

                      CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                         PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the Quarterly Report on Form 10-Q of RAMTRON INTERNATIONAL CORPORATION for the quarter ended September 30, 2008, I, William W. Staunton, III, Chief Executive Officer of RAMTRON INTERNATIONAL CORPORATION, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

    (1) such Quarterly Report on Form 10-Q of RAMTRON INTERNATIONAL CORPORATION for the quarter ended September 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) the information contained in such Quarterly Report on Form 10-Q of RAMTRON INTERNATIONAL CORPORATION for the quarter ended September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of RAMTRON INTERNATIONAL CORPORATION as of the dates and for the periods expressed in the report.


By:  /s/ William W. Staunton, III
   -------------------------------
   William W. Staunton, III
   Chief Executive Officer

November 6, 2008

A signed original of this written statement required by Section 906 has been provided to Ramtron International Corporation and will be retained by Ramtron International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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